Exhibit j

Consent of Independent Registered Public Accounting Firm

The Shareholders and Board of Trustees of

Smith Barney Investment Series:

We consent to the incorporation by reference, in this registration statement, of our report dated December 10, 2003, on the statement of assets and liabilities, including the schedule of investments, of Smith Barney Large Cap Core Fund of the Smith Barney Investment Series (the “Fund”) as of October 31, 2003, and the related statement of operations for the year then ended, the statement of changes in net assets for each of the years in the two-year period then ended and the financial highlights for each of the years in the four-year period then ended. The financial highlights for each year ended October 31, 1999 were audited by other auditors whose report thereon, dated December 15, 1999, expressed an unqualified opinion on those financial highlights. These financial statements and financial highlights and our report thereon are included in the Annual Report of the Fund as filed on Form N-CSR.

We also consent to the references to our firm under the heading “Financial highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/    KPMG LLP

KPMG LLP

New York, New York

October 29, 2004

Exhibit j

Consent of Independent Registered Public Accounting Firm

The Shareholders and Board of Trustees of

Smith Barney Investment Series:

We consent to the incorporation by reference, in this registration statement, of our report dated December 10, 2003, on the statement of assets and liabilities, including the schedule of investments, of Smith Barney Large Cap Core Portfolio of the Smith Barney Investment Series (the “Fund”) as of October 31,2003, and the related statement of operations for the year then ended, the statement of changes in net assets for each of the years in the two-year period then ended and the financial highlights for each of the years in the four-year period then ended. The financial highlights for the period from September 15, 1999 (commencement of operations) to October 31, 1999 were audited by other auditors whose report thereon, dated December 15, 1999, expressed an unqualified opinion on those financial highlights. These financial statements and financial highlights and our report thereon are included in the Annual Report of the Fund as filed on Form N-CSR.

We also consent to the references to our firm under the heading “Financial highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/    KPMG LLP

KPMG LLP

New York, New York

October 29, 2004